United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

IndexIQ Active ETF Trust

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IndexIQ Active ETF Trust
IQ Ultra Short Duration ETF
51 Madison Avenue
New York, New York 10010

Notice of Special Meeting of Shareholders
To Be Held On January 17, 2024

The Proxy Statement is also available at https://proxyvotinginfo.com/p/indexiq2024.

Notice Is Hereby Given That A Special Meeting of Shareholders (with any postponements or adjournments, “Special Meeting”) of the IQ Ultra Short Duration ETF (“Fund”), a series of IndexIQ Active ETF Trust (“Trust”), a Delaware statutory trust, will be held at the offices of IndexIQ Advisors LLC (“IndexIQ”) located at 51 Madison Avenue, New York, New York 10010, on January 17, 2024, at 10:00 a.m., Eastern time.

At the Special Meeting, and as specified in greater detail in the Proxy Statement accompanying this Notice, shareholders of the Fund will be asked to consider and vote on the following proposals:

1.          To approve a new subadvisory agreement between IndexIQ Advisors LLC, the Fund’s investment advisor, and MacKay Shields LLC with respect to the Fund;

2.          To approve the implementation of a “multi-manager structure” whereby IndexIQ Advisors LLC, subject to approval by the Board of Trustees and other conditions, would be able to hire and replace affiliated or unaffiliated investment subadvisors to the Fund without obtaining shareholder approval; and

3.          Any other business that properly comes before the Special Meeting.

Proposal 1 corresponds to the repositioning (“Repositioning”)1 of the Fund, currently subadvised by NYL Investors LLC (“NYL Investors”). The Board of Trustees of the Trust (the “Board”), at the recommendation of IndexIQ, considered and approved the termination of the investment subadvisory agreement between IndexIQ and NYL Investors with respect to the Fund and the implementation of a new investment subadvisory agreement between IndexIQ and MacKay Shields LLC with respect to the Fund, to be effective, if approved by shareholders, on or about January 18, 2024. If shareholders approve Proposal 1, the Fund will also undergo the following changes, which will also take effect on or about January 18, 2024: (i) modifications of the Fund’s principal investment strategies, investment process, and principal risks; and (ii) a change in the name of the Fund to the “IQ MacKay Ultra Short Duration ETF”.

[1]	For additional details regarding the Repositioning, please see a summary of the changes in the discussion of Proposal 1 in the accompanying Proxy Statement. Please also see the supplements to the Fund’s Prospectus dated October 19, 2023.

Proposal 2 corresponds with the implementation of a multi-manager structure for the Fund. IndexIQ has applied for an exemptive order from the United States Securities and Exchange Commission (the “SEC”), upon which the Fund may rely, that would allow IndexIQ, subject to approval by the Board and certain other conditions, to hire and replace affiliated and unaffiliated subadvisors, without obtaining shareholder approval (the “Order”). However, shareholder approval of the proposed multi-manager structure is required before the Fund can rely on the Order, if approved by the SEC, because IndexIQ will have obtained the Order after the Fund commenced operations.

Although the Board has determined that Proposal 1 and Proposal 2 (the “Proposals”) are in the best interests of the Trust, the Fund, and its shareholders, the final decision to approve the Proposals is up to you. The Board recommends that you vote FOR the Proposals.

In addition, shareholders will be asked to consider and vote on such other matters as may properly come before the Special Meeting. The Board knows of no matters that will be brought before the Special Meeting other than the Proposals.

Your attention is directed to the accompanying Proxy Statement for further information regarding the Special Meeting and the Proposals. The accompanying Proxy Statement also provides further information regarding the Repositioning. You may vote at the Special Meeting if you were a shareholder of the Fund as of the close of business on November 2, 2023. If you attend the Special Meeting, you may vote your shares of the Fund in person. Even if you do not attend the Special Meeting, you may authorize your proxy by: (i) completing, signing, and returning the enclosed proxy card by mail in the postage-paid envelope provided; or (ii) following the instructions on the proxy card for authorizing your proxy by submitting your vote via telephone or the Internet. Please refer to the proxy card for more information on how you may vote. You may revoke your proxy at any time prior to the date the proxy is to be exercised in the manner described in the Proxy Statement.

Your vote is very important to us. Whether or not you plan to attend the Special Meeting in person, please cast your vote using one of the voting options listed on your enclosed proxy card. You can vote your shares toll-free through an automated touchtone voting line at 800-454-8683, or, if you have questions about the agenda for the Special Meeting or about how to vote your shares, please call a live operator toll-free at 800-454-8683 Monday through Friday, 9:00 a.m. to 5:00 p.m., Eastern time.

By Order of the Board of Trustees,

/s/ Matthew V. Curtin
Matthew V. Curtin
Secretary and Chief Legal Officer
November 8, 2023

Important Notice
Please vote using the enclosed Proxy Card as soon as possible.
Your vote is very important to us no matter how many shares you own.
You can help avoid the additional expense of further solicitations by promptly voting the enclosed Proxy Card.

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and may help avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.          Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.          Joint Accounts: Both parties must sign: the names of the parties signing should conform exactly to the names shown in the registration on the proxy card.

3.          All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

For example:

Registration	Valid
Corporate Accounts
(1) ABC Corp.	ABC Corp. John Doe, Treasurer
(2) ABC Corp.	John Doe
(3) ABC Corp.	c/o John Doe John Doe
(4) ABC Corp.	Profit Sharing Plan John Doe
Partnership Accounts
(1) The XYZ	Partnership Jane B. Smith, Partner
(2) Smith and Jones, Limited	Jane B. Smith, General Partner Partnership
Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe, Trustee u/t/d/12/28/78
Custodial Or Estate Accounts
(1) John B. Smith, Cust f/b/o John B. Smith, Custodian f/b/o/ John B Smith, Jr. UGMA/UTMA	John B. Smith Jr., UGMA/UTMA
(2) Estate of John B. Smith	John B. Smith, Jr., Executor Estate of John B. Smith

Please choose one of the following options to vote your shares:

Vote by Telephone. You may cast your vote by telephone by calling the toll-free number located on your proxy card. Please make sure to have your proxy card available at the time of the call.

Vote Through the Internet. You may cast your vote by logging onto the website indicated on your proxy card and following the instructions on the website. In order to log in you will need the control number found on your proxy card.

Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-paid return envelope provided.

Vote in Person at the Special Meeting.

IndexIQ Active ETF Trust
IQ Ultra Short Duration ETF
51 Madison Avenue
New York, New York 10010

Proxy Statement
November 8, 2023

Special Meeting of Shareholders
To Be Held On January 17, 2024

The Proxy Statement is also available at https://proxyvotinginfo.com/p/indexiq2024.

Introduction

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of IndexIQ Active ETF Trust (“Trust”), a Delaware statutory trust, on behalf of the IQ Ultra Short Duration ETF (“Fund”), a series of the Trust, for a special meeting of shareholders of the Fund (with any postponements or adjournments, “Special Meeting”). The Special Meeting will be held on January 17, 2024, at 10:00 a.m., Eastern time, at the offices of IndexIQ Advisors LLC (“IndexIQ”) located at 51 Madison Avenue, New York, New York 10010. This Proxy Statement, the attached Notice of Special Meeting of Shareholders and the enclosed proxy card will be first distributed on or about November 6, 2023 to all shareholders of record of the Fund as of the close of business on November 2, 2023 (“Record Date”).

At the Special Meeting, and as specified in greater detail in this Proxy Statement, shareholders of the Fund will be asked to consider and vote on the following proposals:

1.          To approve a new subadvisory agreement between IndexIQ Advisors LLC, the Fund’s investment advisor, and MacKay Shields LLC with respect to the Fund;

2.          To approve the implementation of a “multi-manager structure” whereby IndexIQ Advisors LLC, subject to approval by the Board of Trustees and other conditions, would be able to hire and replace affiliated or unaffiliated investment subadvisors to the Fund without obtaining shareholder approval; and

3.          Any other business that properly comes before the Special Meeting.

Proposal 1 corresponds to the repositioning (“Repositioning”)1 of the Fund, currently subadvised by NYL Investors LLC (“NYL Investors”). The Board, at the recommendation of IndexIQ, considered and approved the termination of the investment subadvisory agreement between IndexIQ and NYL Investors with respect to the Fund and the implementation of a new investment subadvisory agreement between IndexIQ and MacKay Shields LLC (“MacKay Shields”) with respect to the Fund, to be effective, if approved by shareholders, on or about January 18, 2024. If shareholders approve Proposal 1, the Fund will also undergo the following changes, which will also take effect on or about January 18, 2024: (i) modifications of the Fund’s principal investment strategies, investment process, and principal risks; and (ii) a change in the name of the Fund to the “IQ MacKay Ultra Short Duration ETF”.

[1]	For additional details regarding the Repositioning, please see a summary of the changes in the discussion of Proposal 1 in the accompanying Proxy Statement. Please also see the supplements to the Fund’s Prospectus dated October 19, 2023.

Proposal 2 corresponds with the implementation of a multi-manager structure for the Fund. IndexIQ has applied for an exemptive order from the United States Securities and Exchange Commission (the “SEC”), upon which the Fund may rely, that would allow IndexIQ, subject to Board approval and certain other conditions, to hire and replace affiliated and unaffiliated investment subadvisors, without obtaining shareholder approval (the “Order”). However, shareholder approval of the proposed multi-manager structure is required before the Fund can rely on the Order, if approved by the SEC, because IndexIQ will have obtained the Order after the Fund commenced operations. Many funds advised by IndexIQ have operated under a multi-manager structure in the past, utilizing both affiliated and unaffiliated subadvisors as part of various subadvisor arrangements. As such, IndexIQ has significant experience in overseeing multiple subadvisors under these arrangements.

Although the Board has determined that Proposal 1 and Proposal 2 (the “Proposals”) are in the best interests of the Trust, the Fund and its shareholders, the final decision to approve the Proposals is up to you. The Board recommends that you vote FOR the Proposals.

In connection with its consideration of the Proposals, the Board evaluated, among other information and factors deemed by the Board to be relevant, the following items regarding the potential benefits to shareholders that may result from approval of the Proposals and the corresponding Repositioning: (i) the Fund may benefit from the implementation of MacKay Shields’ investment strategies and investment process; (ii) the Fund may benefit from MacKay Shields’ portfolio construction and risk management processes; and (iii) the investment experience and performance track record of, and resources available to, the portfolio management team at MacKay Shields.

In addition, shareholders will be asked to consider and vote on such other matters as may properly come before the Special Meeting. The Board knows of no matters that will be brought before the Special Meeting other than the Proposals.

Only shareholders who owned shares of the Fund on the Record Date are entitled to vote at the Special Meeting. Each share of the Fund that you owned as of the Record Date entitles you to one (1) vote with respect to any proposal. Ownership of a fractional share entitles you to a fractional vote.

It is important for you to vote on the Proposals. We recommend that you read this Proxy Statement in its entirety because the explanations will help you to decide how to vote on the Proposals.

Proposal 1

Approval of a New Investment Subadvisory Agreement Between
IndexIQ Advisors LLC and Mackay Shields LLC
with Respect to the IQ Ultra Short Duration ETF

This Proposal 1 relates to a proposed new investment subadvisory agreement between IndexIQ and MacKay Shields with respect to the Fund (the “Proposed New Subadvisory Agreement”). Shareholder approval of the Proposed New Subadvisory Agreement is necessary for MacKay Shields to provide investment subadvisory services to the Fund. In addition, the Repositioning, as described in the supplements to the Fund’s Prospectus dated October 19, 2023, will not occur without shareholder approval of Proposal 1.

At a virtual meeting held on October 18, 2023, the Board, including a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (“1940 Act”)), of the Trust (“Independent Trustees”), considered and approved the appointment of MacKay Shields as investment subadvisor to the Fund and the termination of NYL Investors as investment subadvisor to the Fund to be effective on or about January 18, 2024, subject to shareholder approval of Proposal 1. At the same meeting, the Board considered and approved several other proposals related to the Repositioning, including: (i) modifications of the Fund’s principal investment strategies, investment process, and principal risks; and (ii) a change in the name of the Fund to the “IQ MacKay Ultra Short Duration ETF”.

What are Shareholders Being Asked to Approve?

Fund shareholders are being asked to approve the Proposed New Subadvisory Agreement, pursuant to which MacKay Shields will serve as subadvisor to the Fund. If shareholders do not approve Proposal 1, IndexIQ and the Board will consider other options that may be available to the Fund. In any case, the Fund would inform shareholders with respect to the specific changes in subadvisor or investment strategies that would take place, if any.

The Board’s recommendation that shareholders approve Proposal 1 is based on, among other things, the nature, extent and quality of the services the Board believes MacKay Shields is capable of providing to the Fund. The primary factors the Board considered in concluding to recommend shareholders vote FOR Proposal 1 are summarized on the following pages.

Investment companies are required to obtain shareholder approval for certain types of proposals. Section 15(a) of the 1940 Act requires that all contracts pursuant to which persons serve as investment advisers to investment companies be approved by shareholders. As interpreted, this requirement also applies to the appointment of investment subadvisors. Therefore, the Fund cannot replace NYL Investors with MacKay Shields as investment subadvisor to the Fund without obtaining shareholder approval.

What are the Anticipated Benefits of the Repositioning and the Proposed New Investment Subadvisory Agreement?

IndexIQ believes that the potential benefits to shareholders from the Repositioning and the Proposed New Subadvisory Agreement, relative to the Fund as currently positioned and subadvised by NYL Investors, include: (i) improved, more consistent relative performance; and (ii) improved asset-gathering capabilities.

What did the Board Consider in Approving the Repositioning and the Proposed New Subadvisory Agreement?

At a virtual meeting held on October 18, 2023, the Board considered and approved the termination of NYL Investors as the investment subadvisor to the Fund, the appointment of MacKay Shields as the investment subadvisor to the Fund, the Proposed New Subadvisory Agreement to be effective, with shareholder approval, on or about January 18, 2024, and the related Repositioning, in each case as recommended by IndexIQ. The Proposed New Subadvisory Agreement provides that MacKay Shields would manage the assets of the Fund, subject to the supervision of IndexIQ and the oversight of the Board, and pursuant to the Trust’s currently effective registration statement. The Board noted that the material terms of the Proposed New Subadvisory Agreement are substantially identical to the terms of the current investment subadvisory agreement with NYL Investors with respect to the Fund, and the subadvisory fee to be paid to MacKay Shields under the Proposed New Subadvisory Agreement is the same as the subadvisory fee paid to NYL Investors under the current investment subadvisory agreement. The Board noted that both NYL Investors and MacKay Shields are wholly-owned subsidiaries of New York Life Insurance Company.

The Board noted that NYL Investors had informed IndexIQ that NYL Investors no longer desired to serve as subadvisor to the Fund. IndexIQ proposed that MacKay Shields be appointed as the investment subadvisor to the Fund based on, among other things, the nature, extent and quality of the services MacKay Shields would be expected to provide to the Fund. After considering the factors summarized in this Proxy Statement, among others, and following discussion with IndexIQ, the Board concluded it would be in the best interests of the Fund to appoint MacKay Shields as investment subadvisor to the Fund in replacement of NYL Investors. In connection with their consideration of IndexIQ’s recommendation to appoint MacKay Shields as the investment subadvisor to the Fund, the Trustees reviewed MacKay Shields’ qualifications to serve as the Fund’s investment subadvisor.

In reaching the decisions to approve the Repositioning and the Proposed New Subadvisory Agreement, the Board considered information furnished by IndexIQ and MacKay Shields in connection with a meeting of the Board held on October 18, 2023, as well as other information furnished to the Board throughout the year as deemed relevant to each Trustee. The Board also considered information provided by MacKay Shields in response to a series of requests encompassing a variety of topics prepared on behalf of, and in consultation with, the Board by independent legal counsel to the Independent Trustees. In addition, the Board considered information provided in advance of and during its meetings throughout the year, including, among other items, information regarding the legal standards and fiduciary obligations applicable to its consideration of the Proposed New Subadvisory Agreement and investment performance reports on the Fund prepared by IndexIQ as well as presentations by IndexIQ at the meeting held on October 18, 2023. The Independent Trustees also met in executive session with their independent legal counsel and met with senior management of IndexIQ without other representatives of IndexIQ present to discuss and consider matters relating to the Repositioning and the Proposed New Subadvisory Agreement.

In considering the Repositioning and the Proposed New Subadvisory Agreement, in accordance with Section 15(c) of the 1940 Act, the Board requested, reviewed and considered information it deemed relevant and appropriate in light of legal advice furnished to it by independent legal counsel and through the exercise of its own business judgment. During their review and consideration, the Board and the Independent Trustees focused on and analyzed the factors they deemed relevant, including, as are described in greater detail below: (i) the nature, extent and quality of the services to be provided to the Fund by MacKay Shields; (ii) the investment performance of the Fund; (iii) the anticipated costs of the services to be provided by MacKay Shields and the anticipated profitability of MacKay Shields in connection with its relationship with the Fund; (iv) any “fall-out” benefits that may be derived or to be derived by MacKay Shields from its relationships with the Trust; (v) the extent to which economies of scale may be realized if the Fund grows and the extent to which economies of scale may benefit the Fund’s shareholders; and (vi) the reasonableness of the Fund’s proposed fees, including the investment subadvisory fees to be paid by IndexIQ to MacKay Shields, and management fees compared to third-party registered investment companies with similar investment objectives and policies as those of the Fund. Although the Board recognized that the comparisons between the Fund’s proposed fees and estimated expenses and those of other funds are imprecise, given different terms of agreements, variations in fund strategies, and other factors, the Board considered the reasonableness of the Fund’s proposed fees and estimated overall total ordinary operating expenses as compared to these peer funds.

Although individual Trustees may have weighed certain factors or information differently, the Board’s decisions to approve the Repositioning and the Proposed New Subadvisory Agreement were based on the consideration of the information provided to the Board in connection with its consideration of the Repositioning and the Proposed New Subadvisory Agreement, as well as other information provided to the Board throughout the year, as deemed relevant to each Trustee. The Board noted that, throughout the year, the Board would be afforded an opportunity to ask questions of and request additional information or materials from IndexIQ and MacKay Shields. The Board took note of IndexIQ’s belief that MacKay Shields, with its resources, is well qualified to serve as the Fund’s investment subadvisor. A summary of the factors that figured prominently in the Board’s decisions to approve the Repositioning and the Proposed New Subadvisory Agreement is provided immediately below.

Nature, Extent and Quality of Services to Be Provided by MacKay Shields

In considering the Repositioning and the Proposed New Subadvisory Agreement, the Board considered IndexIQ’s responsibilities as advisor of the Fund, noting that IndexIQ is responsible for supervising the Fund’s investment subadvisor. The Board examined the nature, extent and quality of the proposed investment advisory services that MacKay Shields would provide to the Fund. Further, the Board evaluated and/or examined the following with regard to MacKay Shields:

●	experience in providing investment advisory services;

●	experience in serving as investment advisor or investment subadvisor to other funds and the performance track record of these funds;

●	experience of investment advisory, senior management and administrative personnel;

●	overall legal and compliance environment, resources and history and policies and procedures in place with respect to matters that may involve conflicts of interest between the Fund’s investments and those of other accounts managed by MacKay Shields;

●	ability to attract and retain qualified investment professionals and willingness to invest in personnel to service and support the Fund;

●	portfolio construction and risk management processes;

●	experience and qualifications of the Fund’s proposed portfolio managers and MacKay Shields’ compensation structure for the portfolio managers; and

●	overall reputation, financial condition and assets under management.

Based on these and other considerations deemed relevant to the Board, the Board concluded, within the context of its overall determinations regarding the Repositioning and the Proposed New Subadvisory Agreement, that the Fund is likely to benefit from the nature, extent and quality of investment advisory services to be provided by MacKay Shields as a result of MacKay Shields’s experience, personnel, operations and resources.

Investment Performance

In connection with the Board’s consideration of the Repositioning and the Proposed New Subadvisory Agreement, the Board evaluated investment performance results over various periods in light of the Fund’s investment objective, strategies and risks, as disclosed in the Fund’s prospectus. The Board particularly considered investment reports on and analysis of the Fund’s performance provided to the Board throughout the year by IndexIQ. These reports included, among other items, information on the Fund’s gross and net returns, the Fund’s investment performance compared to relevant investment categories and the Fund’s benchmark, the Fund’s risk-adjusted investment performance and the Fund’s investment performance as compared to peer funds, as appropriate, as well as the effect of current and recent market conditions.

The Board further considered that shareholders may benefit from MacKay Shields’ investment process, including its portfolio construction and risk management processes. The Board noted that the Repositioning had not yet been implemented so an investment performance track record for the Fund, as repositioned, was not available.

The Board evaluated the Fund’s proposed portfolio management team as well as the Fund’s proposed portfolio managers, investment process, strategies and risks. Based on these considerations, the Board concluded that the Fund was likely to be managed responsibly and capably by MacKay Shields.

Also based on these considerations, the Board concluded, within the context of its overall determinations regarding the Repositioning and the Proposed New Subadvisory Agreement, that the selection of MacKay Shields as the investment subadvisor to the Fund is likely to benefit the Fund’s long-term investment performance.

Costs of the Services to Be Provided, and Profits to Be Realized, by MacKay Shields

The Board considered the estimated costs of the services to be provided by MacKay Shields under the Proposed New Subadvisory Agreement and the anticipated profitability of IndexIQ, and its affiliates, including MacKay Shields, due to their relationships with the Fund and with respect to the Proposed New Subadvisory Agreement. Because MacKay Shields is an affiliate of IndexIQ whose investment subadvisory fees would be paid directly by IndexIQ, not the Fund, the Board considered cost and profitability information for IndexIQ and MacKay Shields in the aggregate.

The Board also considered, among other factors, MacKay Shields’ investments in personnel, systems, equipment and other resources and infrastructure to support and manage the Fund, and that IndexIQ is responsible for paying the investment subadvisory fees for the Fund. The Board acknowledged that MacKay Shields must be in a position to attract and retain experienced professional personnel to provide services to the Fund and to maintain a strong financial position in order for MacKay Shields to provide high-quality services to the Fund. The Board considered information from IndexIQ estimating the impact that the engagement of MacKay Shields would have on the overall profitability of the Fund to IndexIQ and its affiliates, including MacKay Shields.

In considering the anticipated costs and profitability of the Fund, the Board also considered certain fall-out benefits that may be realized by MacKay Shields due to its relationship with the Fund, including reputational and other indirect benefits.

The Board took into account the fact that the Fund would undergo certain changes to its principal investment strategies in connection with the Repositioning. The Board noted estimates from IndexIQ and MacKay Shields that a significant portion of the holdings of the Fund would be sold to align the Fund’s holdings with the strategies that would be pursued by MacKay Shields. The Board considered the expected transaction costs and potential federal income tax consequences associated with changes to the Fund’s strategies as a result of the Repositioning, including the fact that Fund shareholders would bear such costs. The Board also noted that any realized gain that the Fund might experience as a result of the Repositioning was currently expected to be offset by the Fund’s current carry loss forward position. Additionally, the Board considered IndexIQ’s representation that IndexIQ and MacKay Shields will seek to develop and implement an efficient transition strategy and seek to minimize potential indirect costs, such as market impact and costs, associated with the Repositioning.

After evaluating the information presented to the Board, the Board concluded, within the context of its overall determinations regarding the Repositioning and the Proposed New Subadvisory Agreement, that any profits expected to be realized by IndexIQ and its affiliates due to their relationships with the Fund, and any costs borne by shareholders, were not excessive.

Investment Subadvisory Fees and Estimated Total Ordinary Operating Expenses

The Board evaluated the reasonableness of the fees to be paid under the Proposed New Subadvisory Agreement and the Fund’s estimated total ordinary operating expenses. The Board primarily considered the reasonableness of the management fee paid by the Fund to IndexIQ, because the investment subadvisory fees paid to MacKay Shields would be paid by IndexIQ, not the Fund. The Board also considered the amount of the management fee expected to be retained by IndexIQ.

In assessing the reasonableness of the Fund’s proposed fees and estimated expenses, the Board considered information provided by IndexIQ on the fees and expenses of third-party registered investment companies with similar investment objectives and policies as those of the Fund.

After considering all of the factors outlined above, the Board concluded that the Fund’s overall fees were within a range that is competitive and, within the context of the Board’s overall conclusions regarding the Repositioning, support the conclusion that the estimated total ordinary operating expenses are reasonable. The Board also considered the Fund’s subadvisory fee schedule, and noted the subadvisory fee proposed to be paid to MacKay Shields was the same subadvisory fee paid to NYL Investors.

Extent to Which Economies of Scale May Be Realized If the Fund Grows

The Board considered whether the Fund’s proposed expense structure would permit economies of scale to be shared with the Fund’s shareholders. The Board recognized the difficulty of determining future economies of scale with precision and noted the existence of the Expense Limitation Agreement and its respective impact on costs to shareholders. The Board noted that under the Subadvisory Agreement, MacKay Shields agreed to waive or reimburse its subadvisory fee proportionally with respect to amounts waived or reimbursed by IndexIQ for the Fund, and the impact of this waiver on the profitability of MacKay Shields.

Based on this information, the Board concluded, within the context of its overall determinations regarding the Repositioning and the Proposed New Subadvisory Agreement, that the fees to be paid to IndexIQ and MacKay Shields, respectively, were reasonable when considering the profitability of the Fund to IndexIQ.

Conclusion

No single factor was determinative to the decision of the Board or the Independent Trustees. On the basis of the information and factors summarized above and such other matters as were deemed relevant and the Board’s evaluation thereof, the Board as a whole, and the Independent Trustees voting separately, unanimously voted to approve the Repositioning and, subject to shareholder approval, the Proposed New Subadvisory Agreement.

What are the Terms of the Proposed New Subadvisory Agreement?

A form of Proposed New Subadvisory Agreement is included as Exhibit A to this Proxy Statement. The material terms of the Proposed New Subadvisory Agreement are substantially identical to the terms of the current investment subadvisory agreement with NYL Investors with respect to the Fund and the subadvisory fee to be paid to MacKay Shields under the Proposed New Subadvisory Agreement is the same as the subadvisory fee paid to NYL Investors under the current investment subadvisory agreement.

Pursuant to the Proposed New Subadvisory Agreement, MacKay Shields would serve as the investment subadvisor to the Fund, and, on behalf of the Fund, would select the Fund’s investments and place all orders for purchases and sales of securities in accordance with the Fund’s investment objective, policies and restrictions, as stated in the Trust’s currently effective registration statement, subject to the supervision of IndexIQ and oversight by the Board. In addition, MacKay Shields would perform the following services:

●	make available to the Trust and IndexIQ, promptly upon reasonable request, all of the Fund’s investment records and ledgers maintained by MacKay Shields (which shall not include the records and ledgers maintained by the custodian or Fund accounting agent for the Fund) as are necessary to assist the Fund and IndexIQ to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended, as well as other applicable laws;

●	furnish to regulatory agencies having the requisite authority information or reports in connection with such services that may be legitimately requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations;

●	provide reports to the Board, for consideration at meetings of the Board, on the investment program for the Fund and the issuers and securities represented in the Fund’s assets and furnish the Board such periodic and special reports with respect to the Fund as the Board and IndexIQ may reasonably request;

●	provide reasonable assistance, upon request, to the custodian and Fund accounting agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the registration statement, the value of any Fund securities or other assets of the Fund for which the custodian and Fund accounting agent seek assistance from, or which they identify for review by, MacKay Shields; and

●	arrange for the transmission to the custodian and Fund accounting agent for the Fund, on a daily basis, such confirmation, trade tickets and other documents and information, including, but not limited to, CUSIP, SEDOL or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and Fund accounting agent to perform their administrative and recordkeeping responsibilities with respect to the Fund.

If shareholders approve Proposal 1, it is anticipated that the Proposed New Subadvisory Agreement would go into effect on or about January 18, 2024, and, unless sooner terminated, would continue for an initial term ending in two years. Thereafter, the Proposed New Subadvisory Agreement would continue for successive one-year terms, provided that such continuation is specifically approved at least annually by a vote of a majority of the Board or by a vote of “a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), and, in either case, by a majority of the Independent Trustees, by vote cast in-person at a meeting called for such purpose. The Proposed New Subadvisory Agreement will terminate automatically in the event of its “assignment” (as defined in the 1940 Act) or the assignment or termination of the Fund’s Investment Advisory Agreement, which is discussed below. The Proposed New Subadvisory Agreement also may be terminated as follows: (A) by IndexIQ at any time without penalty, upon sixty (60) days’ written notice to MacKay Shields and the Trust; (B) at any time without payment of any penalty by the Trust, upon the vote of a majority of the Trust’s Board or a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to IndexIQ and MacKay Shields; or (C) by MacKay Shields at any time without penalty, upon sixty (60) days’ written notice to IndexIQ and the Trust.

The Proposed New Subadvisory Agreement provides that, except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Fund and IndexIQ agree that MacKay Shields, any affiliated person of MacKay Shields, and each of MacKay Shields’ directors, officers, employees and agents shall not be liable for, or subject to any losses, claims, damages, liabilities or litigation in connection with any act or omission connected with or arising out of any services rendered under the Proposed New Subadvisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of MacKay Shields’ duties, or by reason of reckless disregard of MacKay Shields’ obligations and duties under the Proposed New Subadvisory Agreement. This provision of the Proposed New Subadvisory Agreement is substantially identical to the corresponding terms of the current investment subadvisory agreement with NYL Investors with respect to the Fund.

In consideration for the services it provides to the Fund, IndexIQ pays NYL Investors an annual fee, computed daily and paid monthly, at the annual rate of 0.108% based on a percentage of the Fund’s average daily net assets. NYL Investors received a total of $92,624 in investment subadvisory fees for the fiscal year ended April 30, 2023. NYL Investors was last approved as the investment subadvisor to the Fund by the sole initial shareholder of the Fund on July 25, 2019, and its continuance as the investment subadvisor to the Fund was last approved by the Board at its meeting held on March 30, 2023.

The investment subadvisory fee schedule to be paid to MacKay Shields under the Proposed New Subadvisory Agreement is the same as the investment subadvisory fee schedule paid to NYL Investors under the current investment subadvisory agreement. The Proposed New Subadvisory Agreement provides that IndexIQ would pay MacKay Shields an annual fee, computed daily and paid monthly, at the annual rate of 0.108% based on a percentage of the Fund’s average daily net assets. Subadvisory fees are paid by IndexIQ and not the Fund.

Were there any Other Changes Approved by the Board in Connection with the Approval of the Proposed New Subadvisory Agreement?

In addition to considering and approving the Proposed New Subadvisory Agreement, subject to shareholder approval, the Board considered and approved the Repositioning. The Repositioning will take effect if shareholders of the Fund approve the Proposed New Subadvisory Agreement.

Investment Advisory Agreement

IndexIQ, with a principal place of business located at 51 Madison Avenue, New York, New York 10010, serves as investment advisor to the Fund pursuant to the Investment Advisory Agreement between IndexIQ and the Trust, on behalf of the Fund. IndexIQ has managed the Fund since its inception. IndexIQ was last approved as the investment advisor to the Fund by the sole initial shareholder of the Fund on July 25, 2019, and its continuance as the investment advisor to the Fund was last approved by the Board at its meetings held on March 30, 2023.

The Investment Advisory Agreement continues in effect from year to year only if such continuance is approved at least annually by the Board or by vote of “a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act) and, in either case, by a majority of the Independent Trustees, by vote cast in person at a meeting called for such purpose. The Investment Advisory Agreement may be terminated as to the Fund at any time on sixty (60) days’ written notice without penalty by the Board, by vote of a majority of the outstanding shares of the Fund, or by IndexIQ. The Investment Advisory Agreement also terminates automatically in the event of its “assignment” (as defined in the 1940 Act).

In conformity with the stated policies of the Fund, IndexIQ administers the Fund’s business affairs. IndexIQ also provides a comprehensive range of services, including providing offices, conducting clerical, recordkeeping and bookkeeping services and keeping most of the financial and accounting records required for the Fund.

The Investment Advisory Agreement provides that IndexIQ shall not be liable to the Trust for any error of judgment by IndexIQ or for any loss sustained by the Trust in connection with the matters to which the Investment Advisory Agreement relates, except a loss resulting from IndexIQ’s willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the Investment Advisory Agreement.

Under the Investment Advisory Agreement, IndexIQ may make the day-to-day investment decisions for the Fund or delegate any or all of its duties and responsibilities to one or more investment subadvisors, at its own expense. If IndexIQ chooses to delegate to an investment subadvisor, IndexIQ is responsible for, among other things, monitoring the investment subadvisor’s investment activities to help ensure compliance with regulatory restrictions. Regardless of whether it employs an investment subadvisor, IndexIQ continuously reviews, supervises and administers the Fund’s investment program, including monitoring for compliance with regulatory restrictions by those managing the Fund’s assets.

The Fund pays IndexIQ a management fee equal to 0.24% of the Fund’s average daily net assets that is calculated daily and paid monthly. During the fiscal year ended April 30, 2023, IndexIQ earned fees from the Fund in the amount of $205,833 and waived its fees and/or reimbursed expenses in the amount of $186,765.

Exhibit B to this Proxy Statement sets forth the principal executive officers of IndexIQ.

Information about Mackay Shields

Subject to shareholder approval, MacKay Shields, under IndexIQ’s supervision, will be responsible for making the specific decisions about the following: (i) buying, selling and holding securities and other investments; (ii) selecting brokers and brokerage firms to trade for the Fund; (iii) maintaining accurate records; and, (iv) if possible, negotiating favorable commissions and fees with the brokers and brokerage firms for the Fund. For these services, MacKay Shields will be paid an annual fee, computed daily and paid monthly, by IndexIQ, and not by the Fund, as detailed in the section above entitled, “What are the Terms of the Proposed New Subadvisory Agreement?”

MacKay Shields has its principal office at 1345 Avenue of the Americas, New York, New York 10105. MacKay Shields was incorporated in 1969 as an independent investment advisory firm and was privately held until 1984 when it became a wholly-owned, fully autonomous subsidiary of New York Life Insurance Company. As of June 30, 2023, MacKay Shields managed approximately $134.1 billion in assets.

Exhibit C to this Proxy Statement sets forth information about each executive officer of MacKay Shields.

The following individuals would be primarily responsible for the day-to-day management of the Fund.

Tom Musmanno

Mr. Musmanno joined MacKay Shields in April 2021 and currently serves as the Chief Operating Officer of MacKay Shields’ non-Municipal fixed income business. He has served as a portfolio manager of IQ MacKay ESG Core Plus Bond ETF and IQ MacKay Multi-Sector Income ETF since May 2023. In addition, Mr. Musmanno is a Portfolio Manager on the Global Fixed Income team. Prior to joining MacKay Shields, he previously worked for more than twenty years at Blackrock where he was responsible for their $75 billion plus Short Duration strategies and worked closely with the multi sector teams. He also served as a Portfolio Manager within the Global Fixed Income division at Merrill Lynch Investment Managers prior to it being acquired by BlackRock in 2006. Mr. Musmanno earned his Bachelors of Science in Finance from Siena College and his MBA in Finance from St. John’s University and is a CFA charterholder. Mr. Musmanno’s career in the investment management industry began in 1991.

Zachary Aronson

Mr. Aronson is a Structured Products Credit Analyst supporting the Global Credit and Global Fixed Income teams. He covers RMBS, CMBS, ABS sectors. Mr. Aronson joined the Global Fixed Income team in April 2019 as an Associate Director and Structured Products Credit Analyst. Prior to joining MacKay Shields, he worked at Ally Bank where he was responsible for analyzing and trading Asset Backed Securities, Commercial Mortgage-Backed Securities and non-Agency Residential Mortgage-Backed Securities. Mr. Aronson earned a Bachelor of Science in Finance in 2009 from the Robert H. Smith School of Business at the University of Maryland, College Park and has been in the investment management industry since 2009.

Mark Kehoe

Mr. Kehoe is a Portfolio Manager on the Global Credit team with responsibility for investment grade, and covers the financial sector for Global Credit and Global Fixed Income. Mr. Kehoe joined MacKay Shields in May 2019 as a Director and Senior Analyst. His prior experience include 11 years at Goldman Sachs Asset Management as a financial sector research analyst on the investment grade credit team. Mr. Kehoe has worked for Merrill Lynch as an equity research analyst covering US community banks and for Credit Suisse First Boston in London where he was an equity research analyst covering the European banking sector. He has a MBA from Columbia Business School as well as MA and BA from University of Dublin, Trinity College. Mr. Kehoe is a CFA holder and has been in the investment industry since 1996.

Brokerage Commissions on Portfolio Transactions

In effecting purchases and sales of securities for the account of the Fund, MacKay Shields would seek the best execution of the Fund’s orders, taking into account the factors specified in the Fund’s Prospectus and Statement of Additional Information.

There were no brokerage commissions paid by the Fund to any affiliated broker for the Fund’s most recently completed fiscal year.

Expenses in Connection with the Repositioning

Fund holdings turnover related to the Repositioning is anticipated to be significant, and could be as high as 50%. This turnover would be in addition to the normal holdings turnover that would be experienced by the Fund as a result of its normal investment operations and redemption activity. It is not possible to precisely quantify transaction costs in transitioning a bond portfolio because bonds, unlike equities, do not trade on an exchange with a published bid/ask spread. The secondary market for fixed income securities is a dealer-driven market in which transaction occur over-the-counter at a negotiated price between a fund and dealer.

In addition to direct portfolio transaction costs, there will be potential indirect costs in connection with the Repositioning. For example, the process of buying and selling securities in connection with the Repositioning may impact the financial markets, resulting in market-impact cost to the Fund. The Fund will bear these indirect portfolio transaction costs.

Tax Implications of the Repositioning

Although the Fund is expected to recognize gains or losses for federal income tax purposes in connection with the Repositioning, it is expected that shareholders generally would not recognize a gain or loss for federal income tax purposes until the Fund distributes its net realized gains, if any, at the end of the year. The Fund may take measures designed to minimize the amount of capital gains that would be recognized by shareholders of the Fund as of the end of the year. Please consult the Fund’s Prospectus for more information regarding the tax treatment of capital gains distributions. In addition, you should seek the advice of a tax advisor to determine how such distributions will impact your individual tax situation.

***

Board Recommendation

The Board recommends that Shareholders of the Fund vote “for” the approval of the Proposed New Subadvisory Agreement.

Proposal 2

Approval of the Implementation of a
“Multi-manager Structure”

This Proposal 2 relates to the implementation of a “multi-manager structure” for the Fund. IndexIQ is seeking to obtain an exemptive order from the SEC, upon which the Fund may rely, which allows IndexIQ, subject to certain conditions, to hire and replace affiliated and unaffiliated investment subadvisors, without obtaining shareholder approval (the “Order”). However, shareholder approval of the proposed multi-manager structure is required before the Fund can rely on the Order, if approved by the SEC, because IndexIQ will have obtained the Order after the Fund commenced operations.

What are Shareholders Being Asked to Approve?

The Fund’s shareholders are being asked to approve a multi-manager structure that would permit the Fund and IndexIQ to enter into, and materially amend, investment subadvisory agreements with any affiliated and unaffiliated investment subadvisors retained by IndexIQ and the Fund to manage all or a portion of the Fund’s assets without obtaining shareholder approval, if the Board concludes that such arrangements would be in the best interests of the shareholders of the Fund. The Board, including the Independent Trustees, has approved the use of a multi-manager structure, and any such arrangement utilized by the Fund would be subject to Board oversight and conditions imposed by the SEC in either a rule or an exemptive order, including the requirement that any investment subadvisory agreement or material change to such agreement be approved by the Board, including a majority of the Independent Trustees. Many funds advised by IndexIQ have operated under a multi-manager structure in the past, utilizing both affiliated and unaffiliated subadvisors as part of various subadvisor arrangements. As such, IndexIQ has significant experience in overseeing multiple subadvisors under these arrangements.

If shareholders of the Fund approve Proposal 2, and if the SEC grants the requested relief, the Fund would be able to implement a multi-manager structure. In that case, no further shareholder vote would be required either to approve an investment subadvisory agreement or materially amend any such investment subadvisory agreement, subject to the conditions in the Order, as applicable, including approval of any such agreement or material change to such agreement by the Board, including a majority of the Independent Trustees. In view of the fact that the multi-manager structure exemptive order is subject to the condition that shareholders of the Fund approve a multi-manager structure prior to reliance on the exemptive order, the Board has determined to ask the Fund’s shareholders to approve the proposed multi-manager structure for the Fund in conjunction with the solicitation of shareholder approval of Proposal 1, as discussed in this Proxy Statement.

What are the Anticipated Benefits of the Multi-Manager Structure to the Fund?

Based on the recommendation of IndexIQ, the Board believes that it is in the best interests of the shareholders of the Fund to provide IndexIQ and the Board with increased flexibility to recommend, supervise, evaluate, and change affiliated and unaffiliated investment subadvisors without incurring the significant delay and expense associated with obtaining prior shareholder approval.

Without the approval of the proposed multi-manager structure, the Fund would be required to call and hold a meeting of the Fund’s shareholders before it appoints an investment subadvisor or materially amends an investment subadvisory agreement. Additionally, without the approval of the proposed multi-manager structure, the Fund would be required to seek shareholder approval of a new investment subadvisory agreement if an investment subadvisor undergoes a change of control, even if there will be no change in the persons managing the Fund. Each time a shareholder meeting is called, the Fund must create and distribute proxy materials and solicit proxy votes from the Fund’s shareholders. This process is time-consuming and costly, and such costs may be borne by the Fund, thereby reducing shareholders’ investment returns. A multi-manager structure would allow the Fund and IndexIQ to make decisions regarding investment subadvisory services solely with regard to merit and without factoring in the significant costs and time delays associated with seeking and obtaining shareholder approval. It is anticipated that a multi-manager structure will permit the Fund to operate more efficiently and cost effectively.

If shareholders approve Proposal 2, and if the SEC grants the requested relief, the Board will oversee the selection and engagement of investment subadvisors for the Fund. Further, the Board, including a majority of the Independent Trustees, will evaluate and consider for approval all new investment subadvisory agreements. Finally, under the 1940 Act, the Board, including a majority of the Independent Trustees, will be required to review and consider any investment subadvisory agreement for renewal annually, following an initial two-year period. Prior to entering into, renewing, or amending an investment subadvisory agreement, IndexIQ and the relevant investment subadvisor will have a legal duty to provide the Board with information on factors pertinent to the Board’s decision regarding those investment subadvisory arrangements.

However, if shareholders approve of the multi-manager structure, shareholders will be giving up their right to vote on approving a new investment subadvisory agreement or amending an existing investment subadvisory agreement, except in cases where there is a conflict of interest present or where a new investment subadvisory agreement or an amendment to an existing investment subadvisory agreement would result in an increase in shareholder fees and expenses.

If shareholders of the Fund do not approve Proposal 2, the Fund will consider other possible courses of action, such as soliciting additional shareholder approval of the proposed multi-manager structure or electing to not utilize such an arrangement for the Fund.

What did the Board Consider in Approving the Multi-Manager Structure?

In determining whether to approve the multi-manager structure, the Board considered that permitting IndexIQ to perform those duties for which the shareholders of the Fund are paying IndexIQ (i.e., the selection, supervision and evaluation of investment subadvisors) without incurring unnecessary delay or expense would be appropriate and in the interests of Fund shareholders and would allow the Fund to operate more efficiently. Without the cost and delay inherent in holding shareholder meetings (and the attendant difficulty of obtaining the necessary quorum), the Fund would be able to act more quickly and with less expense to replace investment subadvisors when the Board and IndexIQ feel that a change would benefit the Fund. Without the multi-manager structure, the Fund may, for example, be left in the hands of an investment subadvisor who is unable to manage the Fund’s assets diligently because of diminished capabilities resulting from a loss of personnel or decreased motivation resulting from an impending termination of the investment subadvisory agreement. Also, in that situation, or where there has been an unexpected investment subadvisor resignation or change in control—events which are beyond the control of IndexIQ and the Fund—the Fund may be forced to operate without an investment subadvisor or with less than the optimum number of investment subadvisors. The sudden loss of the investment subadvisor could be highly disruptive to the operations of the Fund.

What will be the Effect on Fees and Quality of Advisory Services for the Fund?

Proposal 2 does not affect the amount of investment advisory fees paid by the Fund to IndexIQ. When entering into and amending investment subadvisory agreements, IndexIQ will negotiate fees paid to the investment subadvisors for their services. The investment subadvisory fees are paid by IndexIQ out of the Fund’s investment management fee. The fees paid to IndexIQ by the Fund will be considered by the Board in approving and renewing advisory and investment subadvisory agreements.

Under Proposal 2, shareholder approval will continue to be required in the event of any proposed increase in the investment management fee paid by the Fund to IndexIQ. Further, whether or not shareholders approve Proposal 2, IndexIQ will continue to be required to provide the same level of management and administrative services to the Fund as it currently provides to the Fund.

What are the Conditions for Establishing a Multi-manager Structure?

Currently, the only means for establishing a multi-manager structure is by filing an application with the SEC requesting an exemptive order that provides relief from the provisions of Section 15(a) of the 1940 Act. These provisions of the 1940 Act require that shareholders approve advisory agreements, including any investment subadvisory agreements, and approve any material amendments to such agreements. IndexIQ filed an application with the SEC for exemptive relief for the Trust and its series on October 12, 2023.

It is anticipated that under the terms and conditions of the SEC exemptive order, if approved, IndexIQ and the Fund are subject to several conditions imposed by the SEC. If the Fund’s exemptive relief is granted by the SEC and the multi-manager structure is ultimately approved by Fund shareholders, IndexIQ and the Fund will be authorized to implement the multi-manager structure and (1) engage new or additional affiliated and unaffiliated investment subadvisors; (2) enter into and modify existing investment subadvisory agreements; and (3) terminate and replace affiliated and unaffiliated investment subadvisors without obtaining further approval of the Fund’s shareholders, provided that the Board, including a majority of the Independent Trustees, has approved the new or amended investment subadvisory agreement.

IndexIQ will continue to provide investment management of the Fund’s portfolio in accordance with the Fund’s investment objective and policies and, subject to review and approval of the Board, will (i) set the Fund’s overall investment strategies; (ii) evaluate, select and recommend any investment subadvisors to manage all or a portion of the Fund’s assets; (iii) allocate and, when appropriate, reallocate the Fund’s assets among investment subadvisors; (iv) monitor and evaluate the investment subadvisors’ performance; and (v) implement procedures reasonably designed to ensure that investment subadvisors comply with the Fund’s investment objective, policies and restrictions. The Fund has no current intention of proposing additional investment subadvisors, but is seeking the flexibility to do so in the future, without the need to obtain shareholder approval.

IndexIQ will provide the Board with all relevant information and the Board will evaluate any material conflicts that may be present in a subadvisory arrangement whenever a subadvisor change is proposed for the Fund or the Board considers an existing aubadvisory agreement as part of its annual review process. The Board, including a majority of the Independent Trustees, will also make a separate finding that the new subadvisor is in the best interests of the Fund and its shareholders and, based on the information provided to the Board, does not involve a conflict of interest from which IndexIQ, a subadvisor, any officer or Trustee of the Fund, or any officer or board member of IndexIQ derives an inappropriate advantage.

Under the proposed multi-manager structure, at least a majority of the Board will be Independent Trustees, and the selection and nomination of new or additional Independent Trustees will be placed within the discretion of the then-existing Independent Trustees. Independent Legal Counsel, as defined in Rule 0-1(a)(6) under the 1940 Act, will always be engaged to represent the Independent Trustees. The selection of such counsel will be within the discretion of the then-existing Independent Trustees. In the event a subadvisor is hired or terminated, IndexIQ will provide the Board with information showing the expected impact on the profitability of IndexIQ.

The Board would also oversee the selection of any investment subadvisors and evaluate and approve all investment subadvisory agreements as well as any amendments to an existing investment subadvisory agreement. In reviewing new investment subadvisory agreements or amendments to existing investment subadvisory agreements, the Board will analyze all factors that it considers to be relevant to its determination, including the investment subadvisory fees, the nature, extent and quality of services to be provided by the investment subadvisor and the investment performance of the assets managed by the investment subadvisor in the particular style for which an investment subadvisor is sought. IndexIQ would bear the cost of the investment subadvisory fees payable to any such investment subadvisor.

Furthermore, operation of the Fund under the proposed multi-manager structure would not: (1) permit the management fee paid by the Fund to IndexIQ to be increased without shareholder approval; or (2) diminish IndexIQ’s responsibilities to the Fund, including IndexIQ’s overall responsibility for the portfolio management services furnished by an investment subadvisor.

Under the multi-manager structure, within 90 days of the hiring of a new subadvisor, the Fund would also be required to provide its shareholders with an information statement containing information about the subadvisor and the subadvisory agreement, similar to that which would have been provided in a proxy statement seeking shareholder approval of such an arrangement or change thereto.

The prospectus for the Fund will disclose the existence, substance and effect of the multi-manager structure. In addition, the Fund will hold itself out to the public as employing the multi-manager structure. The prospectus will prominently disclose that IndexIQ has the ultimate responsibility, subject to oversight by the Board, to oversee the subadvisor(s) and recommend their hiring, termination, and replacement. The Fund will also disclose in its registration statement the aggregate fees paid to IndexIQ and any wholly-owned subadvisors and the aggregate fees paid to affiliated and non-affiliated subadvisors.

Additionally, any new subadvisory agreement or any amendment to an existing investment advisory agreement or subadvisory agreement that directly or indirectly results in an increase in the aggregate advisory fee rate payable by the Fund will be submitted to the Fund’s shareholders for approval.

***

Board Recommendation

The Board recommends that Shareholders of the Fund vote “for” the approval of the Implementation of the “Multi-Manager Structure”.

Voting Information

This Proxy Statement is being provided in connection with the solicitation of proxies by the Board to solicit your vote for the Proposals at the Special Meeting, which will be held on January 17, 2024 at 10:00 a.m., Eastern time, at the offices of IndexIQ, located at 51 Madison Avenue, New York, New York 10010.

You may vote in one of four ways:

●	complete and sign the enclosed proxy card and mail it to us in the enclosed prepaid return envelope (if mailed in the United States);

●	vote on the Internet at the website address printed on your proxy card;

●	call the toll-free number printed on your proxy card; or

●	vote in-person at the Special Meeting.

Please note, to vote via the Internet or telephone, you will need the “control number” that appears on your proxy card. Not all voting options may be available to you. Please see your proxy card for more details.

You may revoke a proxy once it is given, as long as it is submitted within the voting period, by submitting a later-dated proxy or a written notice of revocation to the Fund. You may also revoke your proxy by attending the Special Meeting in-person and voting your shares. All properly executed proxies received in time for the Special Meeting will be voted as specified in the proxy, or, if no specification is made, FOR the Proposals.

Only shareholders of the Fund as of the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting. Each share held as of the close of business on the Record Date is entitled to one vote. Ownership of a fractional share entitles you to a fractional vote. The presence in person or by proxy of 33-1/3% of the shares entitled to vote at the Special Meeting will constitute a quorum for the conduct of all business. When a quorum is present, approval of the Proposals will require the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund, which is defined in the 1940 Act as the lesser of: (1) 67% or more of the voting securities of a fund present at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present in person or by proxy, or (2) more than 50% of the outstanding voting securities of the fund.

The Special Meeting may be adjourned from time to time by vote of a majority of the shares represented at the Special Meeting in person or by proxy, whether or not a quorum is present, and the Special Meeting may be held as adjourned within a reasonable time after the original date set for the Special Meeting without further notice, provided that the time and place of the adjourned Special Meeting is announced during the meeting at which adjournment occurred; the adjournment is not set for more than sixty (60) calendar days from the date set for the original Special Meeting; and a new record date of the adjourned Special Meeting is not fixed. The persons named as proxies will vote those shares that they are entitled to vote in favor of adjournment if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal. Business may be conducted once a quorum is present and may continue until adjournment of the Special Meeting. At any adjourned Special Meeting, the Trust may transact any business which might have been transacted at the original Special Meeting. Any abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will not be treated as present for purposes of determining a quorum and therefore will not be included in the denominator for purposes of calculating the number of votes required to approve any proposal to adjourn the Special Meeting. In addition, under the rules of the New York Stock Exchange, if a broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may “affect substantially” a shareholder’s rights or privileges, the broker may not vote the shares as to that proposal even if it has discretionary voting power. As a result, these shares also will be treated as broker non-votes for purposes of proposals that may “affect substantially” a shareholder’s rights or privileges (but will not be treated as broker non-votes for other proposals, including adjournment of the Special Meeting) and will also not be treated as present for purposes of determining a quorum.

Abstentions and broker non-votes will have the same effect as shares voted against the Proposals, which can have the effect of causing shareholders who choose not to participate in the proxy vote to prevail over shareholders who cast votes or provide voting instructions to their brokers or nominees.

The individuals named as proxies on the enclosed proxy card will vote in accordance with the shareholder’s direction, as indicated thereon, if the proxy card is received and is properly executed. If a shareholder properly executes a proxy and gives no voting instructions with respect to the Proposals, the shares will be voted in favor of the Proposals.

The Board knows of no matters other than those described in this Proxy Statement that will be brought before the Special Meeting. If, however, any other matters properly come before the Special Meeting, it is the Board’s intention that proxies will be voted on such matters based on the judgment of the persons named in the enclosed form of proxy. The proxies, in their discretion, may vote upon such other matters as may properly come before the Special Meeting.

Future Shareholder Proposals. A shareholder may request inclusion of certain proposals for action in the Trust’s proxy statement and on the Trust’s proxy card for shareholder meetings which the shareholder intends to introduce at such meeting. Any shareholder wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders’ meeting should send their written proposals to the Trust at 51 Madison Avenue, New York, New York 10010. Any shareholder proposals must be presented within a reasonable time before the proxy materials for the next meeting are sent to shareholders to be considered for inclusion in the proxy materials. The timely submission of a proposal does not guarantee its inclusion in the proxy statement and is subject to limitations under the federal securities laws. The Trust is not required to hold regular meetings of shareholders, and to minimize its costs, does not intend to hold meetings of shareholders unless so required by applicable law, regulation, regulatory policy, or unless otherwise deemed advisable by the Board or the Trust’s management. Therefore, it is not practicable to specify a date by which proposals must be received in order to be incorporated in an upcoming proxy statement for a meeting of shareholders.

Solicitation Expenses and Other Expenses Related to the Special Meeting. One hundred percent of the direct expenses relating to the Special Meeting, including the preparation, distribution, solicitation, and tabulation of the proxy and costs related to the necessary prospectus supplements, will be borne by IndexIQ. The proxy costs are estimated to be between $62,500 and $75,000. The Fund has retained Morrow Sodali Fund Solutions to provide proxy solicitation services in connection with the Special Meeting. Proxies will be solicited via regular mail and also may be solicited via telephone, e-mail or other personal contact by personnel of IndexIQ, the Fund, their respective affiliates, or, in IndexIQ’s discretion, a commercial firm retained for this purpose.

Other Information

Ownership of Shares

As of the Record Date, the Fund had 350,000 shares outstanding.

The following table contains information about the shareholders that owned of record or beneficially five percent or more of the Fund’s outstanding shares as of November 2, 2023.

Fund Name	DTC Participants	Percentage of Ownership (rounded to the nearest whole percentage)

IQ Ultra Short Duration ETF	Raymond James & Associates, Inc. 880 Carilion Parkway Saint Petersburg, FL 33716	39.97%
	Charles Schwab & Co., Inc. 2423 E Lincoln Drive Phoenix, AZ 85016-1215	29.82%
	Bank of America 200 North College Street Charlotte, NC 28255	6.77%
	LPL Financial Corporation 9785 Towne Centre Drive San Diego, CA 92121-1968	6.05%

As of November 2, 2023, the officers and Trustees as a group owned less than 1% of the Fund.

Householding

If (i) you are a member of a household in which multiple shareholders of the Fund share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent to household material, then your broker or bank may have sent to your household only one copy of this Proxy Statement, unless your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Proxy Statement, the Fund will deliver promptly a separate copy of this Proxy Statement to you upon request. To receive a separate copy of this Proxy Statement, please contact the Fund by calling toll free 1-888-474-7725 or by mail at IndexIQ Advisors LLC, Attention: Shareholder Services, 51 Madison Avenue, New York, N.Y. 10010. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Authorized Institution”) and you would like to receive a separate copy of future proxy statements, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Authorized Institution.

Shareholder Reports

The Fund will furnish without charge, upon request, a printed version of the most recent Annual/Semi-Annual Reports to shareholders. To obtain information, or for shareholder inquiries, call toll-free at 1-888-474-7725, visit our website at newyorklifeinvestments.com/etf, or write to IndexIQ Active ETF Trust, c/o IndexIQ, 51 Madison Avenue, New York, New York 10010.

Distributor

ALPS Distributors, Inc., 1290 Broadway, Suite 1000, Denver, Colorado 80203, a corporation organized under the laws of Colorado, serves as the Fund’s principal underwriter and distributor for the Fund’s shares pursuant to a Distribution Agreement dated April 16, 2018.

Administrator

Pursuant to the Fund Administration and Accounting Agreement with respect to the Fund, The Bank of New York Mellon, subject to the oversight of the Board, and in conformity with the stated policies of the Fund, administers the Fund’s business affairs.

Exhibit A

INDEXIQ ACTIVE ETF TRUST

FORM OF AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Subadvisory Agreement, made as of the [     ] day of [              ], 2024 (the “Agreement”), between IndexIQ Advisors LLC a Delaware limited liability company (the “Advisor”) and MacKay Shields LLC, a Delaware limited liability company (the “Subadvisor”).

WHEREAS, the IndexIQ Active ETF Trust (the “Trust”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company; and

WHEREAS, the Trust is authorized to issue separate series, each of which may offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies and limitations; and

WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

WHEREAS, the Advisor entered into an Investment Advisory Agreement dated April 15, 2015 with the Trust, on behalf of its series, as amended; and

WHEREAS, under the Investment Advisory Agreement, the Advisor has agreed to provide certain investment advisory and related administrative services to the Trust; and

WHEREAS, the Investment Advisory Agreement permits the Advisor to delegate certain of its investment advisory duties under the Investment Advisory Agreement to one or more subadvisors; and

WHEREAS, the Advisor wishes to retain the Subadvisor to furnish certain investment advisory services to one or more of the series of the Trust and manage such portion of the Trust as the Advisor shall from time to time direct, and the Subadvisor is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Advisor and the Subadvisor as follows:

1.           Appointment. The Advisor hereby appoints MacKay Shields LLC to act as Subadvisor to the series designated on Schedule A of this Agreement (the “Series”) with respect to all or a portion of the assets of such Series (“Allocated Assets”), subject to such written instructions, including any redesignation of Allocated Assets and supervision as the Advisor may from time to time furnish for the periods and on the terms set forth in this Agreement. The Subadvisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

In the event the Trust designates one or more series other than the Series with respect to which the Advisor wishes to retain the Subadvisor to render investment advisory services hereunder, it shall notify the Subadvisor in writing. If the Subadvisor is willing to render such services, it shall notify the Advisor in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement, and Schedule A shall be revised accordingly.

2.           Subadvisor Duties. Subject to the supervision of the Trust’s Board of Trustees (“Board”) and the Advisor, the Subadvisor will provide a continuous investment program for the Series’ Allocated Assets and determine the composition of the assets of the Series’ Allocated Assets, including determination of the purchase, retention or sale of the securities, cash and other investments (including but not limited to treasury and interest rate futures, and credit default swaps) contained in the portfolio. The Subadvisor will conduct investment research and conduct a continuous program of evaluation, investment, sales and reinvestment of the Series’ Allocated Assets by determining the securities and other investments that shall be purchased, entered into, sold, closed or exchanged for the Series, when these transactions should be executed, and what portion of the Allocated Assets of the Series should be held in the various securities and other investments in which it may invest, and the Subadvisor is hereby authorized to execute and perform such services on behalf of the Series. The Subadvisor shall determine and make such modifications to the identity and number of shares of the securities and/or amount of cash required for a Creation Unit (as defined in the Fund’s Prospectus) of a Series, and may give directions to the Trust’s custodian with respect to such determinations. The Subadvisor will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies and restrictions as stated in the Trust’s Registration Statement filed with the Securities and Exchange Commission (the “SEC”), as amended, copies of which shall be delivered to the Subadvisor by the Advisor.

The Subadvisor shall provide the following exchange-traded fund-related services, at times to be mutually agreed upon by the Advisor and Subadvisor: (i) provide data used to construct the Indicative Optimized Portfolio Value (“IOPV”) to the vendor designated by the Advisor, provided, that all agreements with the vendor shall be between the Advisor and the vendor, and the Subadvisor shall not be involved in or responsible for any aspect of the calculation or dissemination of the IOPVs and make no representation or warranty as to the accuracy of the IOPV; (ii) prepare portfolio composition files (“PCF”); (iii) provide PCF and Fund holdings files to the Advisor; (iv) provide assistance in facilitating certain order types as may be mutually agreed to between the Advisor and the Subadvisor, including the processing of orders received from an order taker designated by the Advisor; and (v) facilitate any required communications to the National Securities Clearing Corporation related to the PCF, including, but not limited to informing the NSCC of a late PCF.

The Subadvisor further agrees as follows:

(a)           The Subadvisor understands that the Allocated Assets of the Series need to be managed so as to permit the Series to qualify or continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code (“Code”), and will coordinate efforts with the Advisor with that objective.

(b)           The Subadvisor will conform with any applicable procedures adopted by the Trust’s Board of which a copy has been delivered to the Subadvisor, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933, as amended (the “1933 Act”) of which a copy has been delivered to the Subadvisor. The Subadvisor will also conform with the 1940 Act, as supplemented or amended, and all rules and regulations thereunder, provided that the Advisor shall continually inform the Subadvisor on rules and regulations related to exchange traded funds specific to the Series, and the Subadvisor is entitled to rely upon guidance and/or interpretations provided by the Advisor regarding rules and regulations related to exchange traded funds specific to the Series.

(c)           On occasions when the Subadvisor deems the purchase or sale of a security to be in the best interest of the Series as well as of other investment advisory clients of the Subadvisor or any of its affiliates, the Subadvisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadvisor in a manner that, over time, is fair and equitable in the judgment of the Subadvisor in the exercise of its fiduciary obligations to the Trust and to such other clients, subject to review by the Advisor and the Board. The Advisor recognizes that in some cases this procedure may adversely affect the results obtained for the Series or Trust.

(d)           In connection with the purchase and sale of securities for the Series, the Subadvisor will arrange for the transmission to the custodian and portfolio accounting agent for the Series, on a daily basis, such confirmation, trade tickets and other documents and information, including, but not limited to, CUSIP, Sedol or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform their administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust and Clearing Corporation, the Subadvisor will arrange for the automatic transmission of the confirmation of such trades to the Trust’s custodian and portfolio accounting agent.

(e)           The Subadvisor will assist the custodian and portfolio accounting agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other Allocated Assets of the Series for which the custodian and portfolio accounting agent seek assistance from, or which they identify for review by, the Subadvisor.

(f)           The Subadvisor will make available to the Trust and the Advisor, promptly upon request, all of the Series’ investment records and ledgers maintained by the Subadvisor (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Advisor to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as well as other applicable laws. The Subadvisor will furnish to regulatory agencies having the requisite authority any information or reports in connection with such services that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(g)           The Subadvisor will provide reports to the Trust’s Board, for consideration at meetings of the Board, on the investment program for the Series and the issuers and securities represented in the Series’ Allocated Assets, and will furnish the Trust’s Board with respect to the Series such periodic and special reports as the Trustees and the Advisor may reasonably request.

(h)           In rendering the services required under this Agreement, the Subadvisor may, from time to time, employ or associate with itself such entity, entities, person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The Subadvisor may not, however, retain as subadvisor any company that would be an “investment adviser” as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of the Trust’s Board and by a majority of Trustees who are not parties to any agreement or contract with such company and who are not “interested persons” as defined in the 1940 Act, of the Trust, the Advisor, the Subadvisor or any such company that is retained as subadvisor, and also is approved by the vote of a majority of the outstanding voting securities of the applicable Series of the Trust to the extent required by the 1940 Act. The Subadvisor shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Subadvisor, any subadvisor that the Subadvisor has employed or with which it has associated with respect to the Series, or any employee thereof has not, to the best of the Subadvisor’s knowledge, in any material connection with the handling of Trust assets:

(i)           been convicted, within the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

(ii)           been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or

(iii)         been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

(i)          The Subadvisor is authorized to retain legal counsel and financial advisors and to negotiate and execute documentation relating to investments in the Allocated Assets or Series, at the expense of the Allocated Assets or Series. Such documentation may relate to investments to be made or sold, currently held or previously held. The authority shall include, without limitation: (i) documentation relating to private placements and bank debt; (ii) waivers, consents, amendments or other modifications relating to investments; and (iii) purchase agreements, sales agreements, commitment letters, pricing letters, registration rights agreements, indemnities and contributions, escrow agreements and other investment related agreements. Advisor represents that the Allocated Assets or Series can settle such private placements.

3.           Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Advisor shall pay the Subadvisor as compensation therefor, a fee equal to the percentage of the Allocated Assets constituting the respective Series’ average daily net assets as described in the attached Schedule A. Liability for payment of compensation by the Advisor to the Subadvisor under this Agreement is contingent upon the Advisor’s receipt of payment from the Trust for management services described under the Investment Advisory Agreement between the Trust and the Advisor. Expense caps or fee waivers for the Series that may be agreed to by the Advisor, but not agreed to in writing by the Subadvisor, shall not cause a reduction in the amount of the payment to the Subadvisor.

4.           Broker-Dealer Selection. The Subadvisor is responsible for decisions to buy and sell securities and other investments for the Series’ Allocated Assets, for broker-dealer selection and for negotiation of brokerage commission rates. The Subadvisor’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Trust, which include the following: price (including the applicable brokerage commission or dollar spread); the size of the order; the nature of the market for the security; the timing of the transaction; the reputation, experience and financial stability of the broker-dealer involved; the quality of the service; the difficulty of execution, and the execution capabilities and operational facilities of the firm involved; and the firm’s risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Subadvisor in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered.

5.           Disclosure about Subadvisor. The Subadvisor has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the SEC that contains disclosure about the Subadvisor and represents and warrants that, with respect to the disclosure about the Subadvisor or information relating directly or indirectly to the Subadvisor, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadvisor further represents and warrants that it is a duly registered investment adviser under the Advisers Act and has notice filed in all states in which the Subadvisor is required to make such filings.

6.           Expenses. During the term of this Agreement, the Subadvisor will pay all expenses incurred by it and its staff for their activities in connection with its portfolio management duties under this Agreement. The Advisor or the Trust shall be responsible for all the expenses of the Trust’s operations, including, but not limited to:

(a)           the fees and expenses of Trustees who are not interested persons of the Advisor or of the Trust;

(b)           the fees and expenses of each Series which relate to: (i) the custodial function and recordkeeping connected therewith; (ii) the maintenance of the required accounting records of the Series not being maintained by the Advisor; (iii) the pricing of the Series’ shares, including the cost of any pricing service or services that may be retained pursuant to the authorization of the Trustees of the Trust; and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Series’ shares;

(c)           the fees and expenses of the Trust’s transfer and dividend disbursing agent, that may be the custodian, which relate to the maintenance of each shareholder account;

(d)           the charges and expenses of legal counsel and independent accountants for the Trust;

(e)           brokers’ commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions on behalf of the Series;

(f)           all taxes and business fees payable by the Trust or the Series to federal, state or other governmental agencies;

(g)           the fees of any trade association of which the Trust may be a member;

(h)           the cost of share certificates representing the Series’ shares;

(i)            the fees and expenses involved in registering and maintaining registrations of the Trust and of its Series with the SEC, registering the Trust as a broker or dealer and qualifying its shares under state securities laws, including the preparation and printing of the Trust’s registration statements and prospectuses for filing under federal and state securities laws for such purposes;

(j)            allocable communications expenses with respect to investor services and all expenses of shareholders’ and Trustees’ meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders;

(k)           litigation, indemnification expenses and extraordinary expenses whether or not incurred in the ordinary course of the Trust’s business; and

(l)            any expenses assumed by the Series pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

7.            Compliance.

(a)       The Subadvisor agrees to assist the Advisor and the Trust in complying with the Trust’s obligations under Rule 38a-1 under the 1940 Act, including but not limited to: (i) periodically providing the Trust’s Chief Compliance Officer with requested information about and independent third-party reports (if available) in connection with the Subadvisor’s compliance program adopted pursuant to Rule 206(4)-7 under the Advisers Act (“Subadvisor’s Compliance Program”); (ii) reporting any material deficiencies in the Subadvisor’s Compliance Program to the Trust’s Chief Compliance Officer within a reasonable time following the Subadvisor becoming aware of such deficiency; and (iii) reporting any material changes to the Subadvisor’s Compliance Program to the Trust’s Chief Compliance Officer within a reasonable time. The Subadvisor understands that the Board is required to approve the Subadvisor’s Compliance Program on at least an annual basis, and acknowledges that this Agreement is conditioned upon the Board’ approval of the Subadvisor’s Compliance Program.

(b)       The Subadvisor agrees that it shall immediately notify the Advisor and the Trust’s Chief Compliance Officer: (i) in the event that the SEC has censured the Subadvisor, placed limitations upon its activities, functions or operations, suspended or revoked its registration as an investment adviser or commenced proceedings or an investigation that may result in any of these actions; or (ii) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Subadvisor further agrees to notify the Advisor immediately of any material fact known to the Subadvisor about the Subadvisor that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or upon the Subadvisor becoming aware of any statement contained therein about the Subadvisor that becomes untrue in any material respect.

(c)       The Advisor agrees that it shall immediately notify the Subadvisor: (i) in the event that the SEC has censured the Advisor or the Trust, placed limitations upon either of their activities, functions or operations, suspended or revoked the Advisor’s registration as an investment adviser or commenced proceedings or an investigation that may result in any of these actions; or (ii) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

8.            Documents. The Advisor has delivered to the Subadvisor copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(a)         Declaration of Trust of the Trust, as amended from time to time, as filed with the Secretary of the State of Delaware (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, are herein called the “Declaration of Trust”);

(b)         By-Laws of the Trust, as amended from time to time (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the “By-Laws”);

(c)         Certified Resolutions of the Trustees of the Trust authorizing the appointment of the Subadvisor and approving the form of this Agreement;

(d)         Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-lA, as filed with the SEC relating to the Series and the Series’ shares, and all amendments thereto;

(e)         Notification of Registration of the Trust under the 1940 Act on Form N-8A, as filed with the SEC, and all amendments thereto;

(f)         Prospectus and Statement of Additional Information of the Series;

(g)         Advisor’s Proxy Voting Policy; and

(h)         Procedures adopted by the Trust’s Board which the Subadvisor is required to comply with.

9.           Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadvisor hereby agrees that all records that it maintains for the Series are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s or the Advisor’s request; provided, however, that the Subadvisor may, at its own expense, make and retain a copy of such records. The Subadvisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

10.          Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Trust.

11.          Representations Respecting Subadvisor. The Advisor and the Trust agree that neither the Trust, the Advisor, nor affiliated persons of the Trust or the Advisor shall, except with the prior permission of the Subadvisor, give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Subadvisor or the Series other than the information or representations contained in the Registration Statement, Prospectus or Statement of Additional Information for the Trust shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in advance by the Subadvisor. The parties agree that, in the event that the Advisor or an affiliated person of the Advisor sends sales literature or other promotional material to the Subadvisor for its approval and the Subadvisor has not commented within five (5) business days, the Advisor and its affiliated persons may use and distribute such sales literature or other promotional material, although, in such event, the Subadvisor shall not be deemed to have approved of the contents of such sales literature or other promotional material.

12.          Confidentiality. The Subadvisor will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Series and their prior, present or potential shareholders, unless required by law. The Subadvisor will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Series or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or otherwise required by law.

13.          Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Advisor shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement, and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Subadvisor.

14.          Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Advisor agree that the Subadvisor, any affiliated person of the Subadvisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Subadvisor, shall not be liable for, or subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadvisor’s duties, or by reason of reckless disregard of the Subadvisor’s obligations and duties under this Agreement.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

15.          Indemnification.

(a)       The Advisor agrees to indemnify and hold harmless the Subadvisor, any affiliated person of the Subadvisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls (“controlling person”) the Subadvisor (all of such persons being referred to as “Subadvisor Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Subadvisor Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Advisor’s responsibilities to the Trust, which: (i) may be based upon any willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or reckless disregard of the Advisor’s obligations and duties under this Agreement, or by any of its employees or representatives or any affiliate of or any person acting on behalf of the Advisor, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Advisor and contained in the Registration Statement or Prospectus covering shares of the Trust or a Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Advisor and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Advisor, the Trust or to any affiliated person of the Advisor by a Subadvisor Indemnified Person; provided, however, that in no case shall the indemnity in favor of the Subadvisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

(b)       Notwithstanding Section 14 of this Agreement, the Subadvisor agrees to indemnify and hold harmless the Advisor, any affiliated person of the Advisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls (“controlling person”) the Advisor (all of such persons being referred to as “Advisor Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Advisor Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Subadvisor’s responsibilities as Subadvisor of the Series, which: (i) may be based upon any willful misfeasance, bad faith or gross negligence in the performance of the Subadvisor’s duties, or by reason of reckless disregard of the Subadvisor’s obligations and duties under this Agreement, or by any of its employees or representatives, or any affiliate of or any person acting on behalf of the Subadvisor; (ii) may be based upon a failure by the Subadvisor to comply with Section 2, Paragraph (a) of this Agreement; or (iii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus covering the shares of the Trust or a Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Subadvisor and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Advisor, the Trust or any affiliated person of the Advisor or Trust by the Subadvisor; provided, however, that in no case shall the indemnity in favor of a Advisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. For the avoidance of doubt, the Subadvisor shall not be deemed to have acted with willful misfeasance, bad faith or gross negligence where (i) the Subadvisor follows the instructions of the Advisor or complies with procedures provided to it by the Advisor, (ii) the Advisor fails to keep the Subadvisor continually informed of rules and regulations related to exchange traded funds specific to the Series, or (iii) the Subadvisor relies on guidance and/or interpretations provided by the Advisor regarding rules and regulations related to exchange traded funds specific to the Series.

(c)       The Advisor shall not be liable under Paragraph (a) of this Section 15 with respect to any claim made against a Subadvisor Indemnified Person unless such Subadvisor Indemnified Person shall have notified the Advisor in writing within a reasonable time after the summons, notice or other first legal process or notice giving information of the nature of the claim shall have been served upon such Subadvisor Indemnified Person (or after such Subadvisor Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Advisor of any such claim shall not relieve the Advisor from any liability that it may have to the Subadvisor Indemnified Person against whom such action is brought otherwise than on account of this Section 15. In case any such action is brought against the Subadvisor Indemnified Person, the Advisor will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Subadvisor Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Subadvisor Indemnified Person. If the Advisor assumes the defense of any such action and the selection of counsel by the Advisor to represent both the Advisor and the Subadvisor Indemnified Person would result in a conflict of interest and, therefore, would not, in the reasonable judgment of the Subadvisor Indemnified Person, adequately represent the interests of the Subadvisor Indemnified Person, the Advisor will, at its own expense, assume the defense with counsel to the Advisor and, also at its own expense, with separate counsel to the Subadvisor Indemnified Person, which counsel shall be satisfactory to the Advisor and to the Subadvisor Indemnified Person. The Subadvisor Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Advisor shall not be liable to the Subadvisor Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Subadvisor Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Advisor shall not have the right to compromise on or settle the litigation without the prior written consent of the Subadvisor Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Subadvisor Indemnified Person.

(d)       The Subadvisor shall not be liable under Paragraph (b) of this Section 15 with respect to any claim made against a Advisor Indemnified Person unless such Advisor Indemnified Person shall have notified the Subadvisor in writing within a reasonable time after the summons, notice or other first legal process or notice giving information of the nature of the claim shall have been served upon such Advisor Indemnified Person (or after such Advisor Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Subadvisor of any such claim shall not relieve the Subadvisor from any liability that it may have to the Advisor Indemnified Person against whom such action is brought otherwise than on account of this Section 15. In case any such action is brought against the Advisor Indemnified Person, the Subadvisor will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Advisor Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Advisor Indemnified Person. If the Subadvisor assumes the defense of any such action and the selection of counsel by the Subadvisor to represent both the Subadvisor and the Advisor Indemnified Person would result in a conflict of interest and, therefore, would not, in the reasonable judgment of the Advisor Indemnified Person, adequately represent the interests of the Advisor Indemnified Person, the Subadvisor will, at its own expense, assume the defense with counsel to the Subadvisor and, also at its own expense, with separate counsel to the Advisor Indemnified Person, which counsel shall be satisfactory to the Subadvisor and to the Advisor Indemnified Person. The Advisor Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Subadvisor shall not be liable to the Advisor Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Advisor Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Subadvisor shall not have the right to compromise on or settle the litigation without the prior written consent of the Advisor Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Advisor Indemnified Person.

16.          Services Not Exclusive. The services furnished by the Subadvisor hereunder are not to be deemed exclusive, and except as the Subadvisor may otherwise agree in writing, the Subadvisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Subadvisor, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

17.          Duration and Termination. This Agreement shall become effective on the date first indicated above. Unless terminated as provided herein, the Agreement shall remain in full force and effect for an initial period of two (2) years from the date first indicated above when following a shareholder approval, and otherwise a period of one (1) year, and continue on an annual basis thereafter with respect to the Series, provided that such continuance is specifically approved each year by: (a) the vote of a majority of the entire Board or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series; and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to the Series notwithstanding: (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series; or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated for each or any Series hereunder: (A) by the Advisor at any time without penalty, upon sixty (60) days’ written notice to the Subadvisor and the Trust; (B) at any time without payment of any penalty by the Trust, upon the vote of a majority of the Trust’s Board or a majority of the outstanding voting securities of each Series, upon sixty (60) days’ written notice to the Advisor and the Subadvisor; or (C) by the Subadvisor at any time without penalty, upon sixty (60) days’ written notice to the Advisor and the Trust. In the event of termination for any reason, all records of each Series for which the Agreement is terminated shall promptly be returned to the Advisor or the Trust, free from any claim or retention of rights in such record by the Subadvisor; provided, however, that the Subadvisor may, at its own expense, make and retain a copy of such records. The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act) or in the event the Investment Advisory Agreement between the Advisor and the Trust is assigned or terminates for any other reason. In the event this Agreement is terminated or is not approved in the manner described above, the Sections numbered 2(f), 9, 10, 12, 14, 15 and 19 of this Agreement shall remain in effect, as well as any applicable provision of this Section 17.

18.          Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by an affirmative vote of: (i) the holders of a majority of the outstanding voting securities of the Series; and (ii) the Trustees of the Trust, including a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

19.          Use of Name.

(a)         It is understood that the name IndexIQ or any derivative thereof or logo associated with that name is the valuable property of the Advisor and/or its affiliates, and that the Subadvisor has the right to use such name (or derivative or logo) only with the approval of the Advisor and only so long as the Advisor is Advisor to the Trust and/or the Series. Upon termination of the Investment Advisory Agreement between the Trust and the Advisor, the Subadvisor shall forthwith cease to use such name (or derivative or logo).

(b)         It is understood that the name MacKay Shields LLC or any derivative thereof or logo associated with that name is the valuable property of the Subadvisor and its affiliates and that the Trust and/or the Series have the right to use such name (or derivative or logo) in offering materials of the Trust or sales materials with respect to the Trust with the approval of the Subadvisor and for so long as the Subadvisor is a Subadvisor to the Trust and/or the Series. Upon termination of this Agreement, the Trust shall forthwith cease to use such name (or derivative or logo).

20.          Proxies; Class Actions.

(a)         The Advisor has provided the Subadvisor a copy of the Advisor’s Proxy Voting Policy, setting forth the policy that proxies be voted for the exclusive benefit and in the best interests of the Trust. Absent contrary instructions received in writing from the Trust, the Subadvisor will vote all proxies solicited by or with respect to the issuers of securities held by the Series in accordance with applicable fiduciary obligations. The Subadvisor shall maintain records concerning how it has voted proxies on behalf of the Trust, and these records shall be available to the Trust upon request.

(b)         Advisor acknowledges and agrees that the Subadvisor shall not be responsible for taking any action or rendering advice with respect to any class action claim relating to any assets held in the Allocated Assets or Series. Advisor will instruct the applicable service providers not to forward to the Subadvisor any information concerning such actions. The Subadvisor will, however, forward to Advisor any information it receives regarding any legal matters involving any asset held in the Allocated Assets or Series.

21.          Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Advisor at 51 Madison Avenue, New York, New York 10010, Attention: President, with a copy to the Office of the General Counsel; or (2) to the Subadvisor at 1345 Avenue of the Americas, New York, New York 10105, Attention: Chairman, with a copy to the Legal Department.

22.          Miscellaneous.

(a)           The Subadvisor represents that it has furnished the Advisor with a copy of its Form ADV Part 2A and the applicable Form ADV Part 2B (collectively, “Form ADV Part 2”) relating to the individuals responsible for managing the Allocated Assets, and the Advisor acknowledges that it has received such Form ADV Part 2.

(b)           This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder. The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act;

(c)           The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect;

(d)           To the extent permitted under Section 17 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties;

(e)           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable;

(f)           Nothing herein shall be construed as constituting the Subadvisor as an agent of the Advisor, or constituting the Advisor as an agent of the Subadvisor.

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the [     ] day of [                  ], 2024. This Agreement may be signed in counterparts.

INDEXIQ ADVISORS LLC

Attest:
Name:
Title:

MACKAY SHIELDS LLC

Attest:
Name:
Title:

SCHEDULE A

(Effective as of [                        ], 2024)

As compensation for services provided by Subadvisor, the Advisor will pay the Subadvisor and Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee equal to the following:

SERIES NAME	ANNUAL RATE
IQ MacKay Municipal Insured ETF*	0.20%
IQ MacKay Municipal Intermediate ETF*	0.20%
IQ MacKay ESG Core Plus Bond ETF*	0.1755%
IQ MacKay ESG High Income ETF*	0.18%
IQ MacKay California Municipal Intermediate ETF*	0.225%
IQ MacKay Ultra Short Duration ETF*	0.108%

The portion of the fee based upon the average daily net assets of the respective Series shall be accrued daily at the rate of 1/(number of days in calendar year) of the annual rate applied to the daily net assets of the Series.

*With respect to this Series, the Advisor has agreed to waive a portion of the Series’ management fee or reimburse the expenses of the Series so that the Series’ total ordinary operating expenses do not exceed certain amounts. These waivers or expenses limitations may be changed with Board approval. To the extent that the Advisor has agreed to waive its management fee or reimburse expenses, the Subadvisor has voluntarily agreed to waive or reimburse its fee proportionately.

The annual rate is based on the percentage that the Allocated Assets constitutes of the Series’ total average daily net assets.

Payment will be made to the Subadvisor on a monthly basis.

Exhibit B

Directors and Officers of IndexIQ Advisors LLC

The directors and officers of IndexIQ and their respective titles are listed below. The address for each officer and director is 51 Madison Avenue, New York, New York 10010.

Name	Title
Kirk C. Lehneis	Chief Executive Officer and Chair of the Board of Managers
Jack R. Benintende	Chief Operating Officer
Kevin M. Bopp	Chief Compliance Officer
Matthew V. Curtin	Chief Legal Officer
Frank M. Harte	Member of the Board of Managers
Thomas A. Hendry	Member of the Board of Managers

Exhibit C

Additional Information about Mackay Shields LLC

The directors and officers of MacKay Shields and their respective titles are listed below. The address for each officer and director is 1345 Avenue of the Americas, New York, New York 10105.

Name	Title
Jeffrey S. Phlegar	Chairman and Chief Executive Officer and Member of the Board of Managers
John W. Akkerman	Executive Managing Director
Naim Abou-Jaoude	Member of the Board of Managers
Rene A. Bustamante	Chief Administrative Officer, Executive Managing Director
Michael D. Corker	Chief Financial Officer, Senior Managing Director
Robert A. DiMella	Executive Managing Director
Christopher P. Fitzgerald	Chief Compliance Officer, Managing Director
Francis M. Harte	Member of the Board of Managers
Alain M. Karaoglan	Member of the Board of Managers
Young Lee	General Counsel, Senior Managing Director
Kirk C. Lehneis	Member of the Board of Managers
John M. Loffredo	Vice Chairman, Executive Managing Director
Anthony R. Malloy	Member of the Board of Managers
Dale M. Sang	Chief Technology and Operations Officer, Senior Managing Director
Andrew M. Susser	Executive Managing Director

index IQ
A NEW YORK LIFE INVESTMENTS COMPANY

VOTE BY MAIL

1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the proxy card.
3. Sign, date and return the proxy card in the envelope provided.

VOTE ONLINE

1. Read the proxy statement and have the proxy card at hand.
2. Follow the simple instructions.

VOTE BY PHONE

1. Read the proxy statement and have the proxy card at hand.
2. Follow the simple instructions.

Please detach at perforation before mailing.

INDEXIQ ACTIVE ETF TRUST
IQ ULTRA SHORT DURATION ETF
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 17, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF YOUR FUND. The undersigned shareholder, having received Notice of the Special Meeting of Shareholders (the "Meeting") of IQ Ultra Short Duration ETF (the "Fund"), hereby appoints J. Kevin Gao and Matthew V. Curtin and each of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Meeting to be held on January 17, 2024 at 10:00 a.m., Eastern Time, at the offices of IndexIQ Advisors LLC, 51 Madison Avenue, New York, New York 10010, or at any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies with respect to such shares previously given. This instruction may be revoked at any time prior to its exercise at the Meeting by execution of a subsequent proxy card, by written notice to the Secretary of the Fund or by voting at the Meeting.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable　　Sign in the box above

Date ______________________

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where mor than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be held on January 17, 2024.

The Proxy Statement for this Meeting is available at: https://proxyvotinginfo.com/p/indexiq2024

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE *TODAY!*

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

This proxy is solicited on behalf of the Board of Trustees of the Fund. It will be voted as specified. If no specification is made, this proxy shall be voted FOR the proposals.

↓ Please detach at perforation before mailing. ↓

If any other matters properly come before the Meeting to be voted on, the proxy holders may, in their discretion, vote upon any other matters as may properly come before the Special Meeting and any adjournments or postponements thereof.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

YOUR SIGNATURE ON THIS VOTING INSTRUCTION CARD IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE BE SURE TO SIGN, DATE, AND RETURN ALL PAGES OF THIS CARD IN THE ENCLOSED ENVELOPE